UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2013

Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)
(Commission File Number) 1-14880                          (IRS Employer Identification No.) N/A

(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404

(Registrant’s telephone number, including area code)  (877) 848-3866

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into Material Definitive Agreement.

On December 20, 2013, Lions Gate Entertainment Corp. (the “Company”), entered into a certain Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of September 27, 2012 (the “Credit Agreement”), among the Company’s wholly-owned subsidiary Lions Gate Entertainment Inc. (“LGEI”), the guarantors party thereto (including the Company), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and issuing bank.  Pursuant to the Amendment, the Company was designated as the borrower under the Credit Agreement, and LGEI was designated as a guarantor and ceased to have any obligations as a borrower.  All other subsidiaries of the Company that guaranteed the Credit Agreement immediately prior to the Amendment remain guarantors after giving effect to the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 and the description of the Amendment contained therein, which is hereby incorporated by reference into this Item 2.03.

ITEM 9.01     Financial Statements and Exhibits.

(d)

Exhibit No.                                Description

10.1	Amendment No. 1 to the Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated December 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 24, 2013

LIONS GATE ENTERTAINMENT CORP.

(Registrant)

By:       /s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Amendment No. 1 to the Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated December 20, 2013